Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.	Donaldson Filtration
Wyong, Australia	(Malaysia) Sdn. Bnd.
Christchurch, New Zealand (Branch)
Donaldson, S.A. de C.V.
Donaldson Filtration Österreich, GmbH	Prestadora de Servicios Aguascalientes, S. de R.L de C.V.
Wien, Austria	Diemo S.A. de C.V. Aguascalientes, Mexico
Donaldson Europe, b.v.b.a.
Donaldson Coordination Center, b.v.b.a.	Donaldson Filtration Industrial
Donaldson Belgie, b.v.b.a.	S. de R.L. de C.V.
Leuven, Belgium	Monterrey, Mexico

Donaldson Canada, Inc.	Donaldson Torit, B.V.
Mississauga, Canada	Donaldson Nederland B.V.
Krommenie, Netherlands
Donaldson Far East Ltd. Hong Kong, S.A.R., China	Ultrafilter B.V.
Nieuwegein, Netherlands
Shanghai Donaldson Filtration Co., Ltd. Shanghai, China	Ultrafilter a.s.
Moss, Norway
Donaldson (Wuxi) Filters Co., Ltd. Wuxi, China	Donaldson Filtration (Philippines) Inc.
Muntinlupa City, Philippines
Donaldson Czech Republic s.r.o. Klasterec nad Ohri, Czech Republic	Donaldson Polska Sp. z.o.o.
Ultrafilter Sp. z.o.o.
Ultrafilter s.r.o.	Warsaw, Poland
Prague, Czech Republic
Ultrafilter s.r.o.
Donaldson Scandinavia a.p.s.	Bucharest, Romania
Horsholm, Denmark
Stockholm, Sweden (Branch)	Donaldson Filtration (Asia Pacific) Pte. Ltd.
Singapore
Ultrafilter a.p.s
Salgelse, Denmark	Ultrafilter s.r.o.
Bratislava, Slovakia
Donaldson France, s.a.s. Bron, France	Donaldson Filtration Systems (Pty) Ltd.
Cape Town, South Africa
Tecnov Donaldson, s.a.s.
Domjean, France

Ultrafilter s.a.s.	Donaldson Korea Co., Ltd.
Vigny, France	Seoul, South Korea
Donaldson GmbH	Donaldson Iberica Soluciones
Torit DCE GmbH	en Filtracion, S.L.
Dulmen, Germany	Barcelona, Spain
Donaldon Filtration Deutschland GmbH	Donaldson Filtros Iberica S.L.
Haan, Germany	Madrid, Spain
Taipei, Taiwan (Branch)
Ultrafilter S.L.
Donaldson Deutschland Holding GmbH	Terrassa, Spain
Quality Air GmbH
Ultra Air GmbH	Donaldson Schweiz GmbH
Haan, Germany	Aarau, Switzerland
Ultratroc GmbH	Ultrafilter A.G.
Flensburg, Germany	Zurich, Switzerland
Ultrafilter Kft.
Budapest, Hungary	Ultrafilter Co. Ltd.
Nothaburi, Thailand
Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India	Donaldson (Thailand) Ltd Rayong, Thailand
P.T. Donaldson Systems Indonesia P.T. Ultrafilter Jakarta, Indonesia	Donaldson Filtre Sistemleri Ticaret Limited Sirketi Istanbul, Turkey
Donaldson Italia s.r.l.
Ostiglia, Italy	Donaldson Filter Components Ltd. Donaldson UK Holding Ltd.
Nippon Donaldson Ltd. Tokyo, Japan	DFCH Ltd Hull, United Kingdom
DCE Donaldson Ltd.
Donaldson Luxembourg S.a.r.l.	DCE Group Ltd.
Luxembourg City, Luxembourg	Ultrafilter Ltd.
Leicester, United Kingdom

Donaldson Capital, Inc.
ASHC, Inc.
Minneapolis, MN USA

Joint Ventures
Advanced Filtration Systems, Inc.
Champaign, Illinois
P.T. Panata Jaya Mandiri
Jakarta, Indonesia
Rashed Al-Rashed & Sons —
Donaldson Company Ltd.
Dammam, Saudi Arabia